EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-141391) of our report dated March 30, 2007, with respect to the financial statements of First California Financial Group, Inc. included in this Annual Report on Form 10-K for the period from June 7, 2006 (inception) to December 31, 2006.

/s/    MOSS ADAMS LLP

Los Angeles, California

March 30, 2007